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Don Duffy	Matt Zachowski
Integrated Corporate Relations	Intermarket Communications
(203) 682-8215	(212) 888-6115 x228

NYFIX REPORTS FOURTH QUARTER AND FULL YEAR 2007 RESULTS
Full Year 2007 Revenues up 24% Driven by Growth in Transaction Services

New York, NY, February 28, 2008: NYFIX, Inc. (Nasdaq: NYFX) (“NYFIX” or the “Company”), a trusted provider of innovative solutions that optimize trading efficiency, today reported results for the fourth quarter and full year 2007. For the full year 2007, revenues increased 24% over 2006, driven by a 74% increase in Transaction Services revenues. Fourth quarter revenues of $30.7 million represented a 16% increase over fourth quarter 2006. Business highlights during the quarter included the signing of key partnership agreements for Euro-Millennium™, NYFIX’s European-based neutral dark pool of liquidity scheduled to launch in March, as well as continued infrastructure enhancements designed to position the Company for further growth.

“We are pleased with our tremendous progress during 2007, not only in terms of revenue growth, but also with respect to the remediation activities that marked this as a transitional year,” said Howard Edelstein, CEO of NYFIX. “In 2008 we look forward to focusing our energies on growing the business.”

Three Month Results

Financial highlights for fourth quarter 2007 include:

•	Revenues of $30.7 million, a 16% increase over revenues of $26.4 million for fourth quarter 2006.
•	An 8% increase in net revenues for the FIX Division to $14.7 million, as compared to $13.6 million for fourth quarter 2006.
•	A 64% increase in net revenues for the Transaction Services Division to $13.8 million, as compared to $8.4 million for fourth quarter 2006.
•	A 50% decrease in net revenues for the OMS Division to $2.2 million, as compared to $4.4 million for fourth quarter 2006.

•
Gross profit of $14.6 million, a 9% increase over the gross profit of $13.4 million for fourth quarter 2006. These gross profit amounts include the impact of stock-based compensation included in cost of revenue of $0.4 million and less than $0.1 million for fourth quarter 2007 and fourth quarter 2006, respectively.

•
Loss from continuing operations of $(20.6) million, or $(0.56) per share, compared to a loss from continuing operations for fourth quarter 2006 of $(3.9) million, or $(0.11) per share. These loss amounts exclude the impact of accumulated preferred dividends of $(1.2) million, or $(0.03) per share, and $(1.4) million, or $(0.04) for fourth quarter 2007 and fourth quarter 2006, respectively, as well as the beneficial conversion feature on preferred stock of $(18.1) million, or $(0.51) per share for fourth quarter 2006. Other significant items which affected the loss amounts disclosed above include the following:

	Three Months Ended December 31,
	2007		2006
(in millions, except per share amounts)	Amount	per share	Amount	per share
SEC investigation, restatement and other related expenses	$(0.2)	$(0.01)	$(3.1)	$(0.09)
Transitional rebuilding and remediation costs	(0.9)	(0.03)	(0.8)	(0.02)
Transitional employment costs	(1.6)	(0.04)	(0.9)	(0.02)
Euro Millennium pre-operating start-up costs	(2.0)	(0.05)	-	-
Impairment and restructuring charges	(7.9)	(0.22)	-	-
Stock-based compensation	(5.7)	(0.16)	(0.1)	(0.00)
Tax benefit associated with goodwill impairment	0.6	0.02	-	-
Interest penalty on convertible note for filing delay	-	-	(0.3)	(0.01)

NYFIX has incurred significant transitional rebuilding and remediation costs relating to deficiencies involving critical operational systems and processes, including technology infrastructure and management information systems, and certain historical administrative issues. In addition, NYFIX has incurred significant transitional employment costs to build critical teams, retain key employees and remediate certain skill gaps.

Since the second quarter of 2007 NYFIX has incurred pre-operating start-up costs for a new initiative, Euro Millennium, a multilateral trading facility for non-displayed liquidity in pan-European listed cash equities.

As previously announced, during fourth quarter 2007, NYFIX entered into a strategic agreement with Citi to offer NYFIX Fusion OMS customers a transition arrangement to Citi’s Lava ColorPalette® OMS. As a result of discontinuing the Fusion OMS, the Company recorded $7.9 million of impairment and employment related restructuring charges, partially offset by a tax credit of $0.6 million related to impaired goodwill.

During fourth quarter 2007, NYFIX adopted a new equity incentive plan to assist in retention and to further promote alignment with stockholders, and issued awards (options and restricted stock units) for approximately 9.9 million shares of common stock.

Fourth quarter 2007 results also include income from discontinued operations of $1.1 million. This amount reflects a preliminary estimate of the earn-out gain associated with the sale of the Company’s NYFIX Overseas, Inc. subsidiary in August 2006, net of related expenses and an accrual for the estimated cost to resolve a tax contingency associated with historical stock option gains realized by NYFIX Overseas employees. The Company may have a more up-to-date estimate of the earn-out gain prior to filing its 2007 Form 10-K and as a result, the actual reported amount may vary from the amount noted above.

Full Year Results

Financial highlights for full year 2007 include:

•	Revenues of $121.7 million, a 24% increase over revenues of $98.4 million for full year 2006.
•	A 19% increase in net revenues for the FIX Division to $57.7 million, as compared to $48.6 million for full year 2006.
•	A 74% increase in net revenues for the Transaction Services Division to $53.6 million, as compared to $30.8 million for full year 2006.
•	A 44% decrease in net revenues for the OMS Division to $10.5 million, as compared to $18.9 million for full year 2006.
•
Gross profit of $56.6 million, an 18% increase over the gross profit of $48.0 million for full year 2006. These gross profit amounts include the impact of stock-based compensation included in cost of revenue of $0.4 million and $0.1 million for full year 2007 and full year 2006, respectively.

•
Loss from continuing operations of $(41.8) million, or $(1.15) per share, compared to a loss from continuing operations for full year 2006 of $(16.6) million, or $(0.49) per share. These loss amounts exclude the impact of accumulated preferred dividends of $(5.9) million, or $(0.16) per share, and $(1.4) million, or $(0.04) per share for full year 2007 and full year 2006, respectively, as well as the beneficial conversion feature on preferred stock of $(18.1) million, or $(0.53) per share for full year 2006. Other significant items which affected the loss amounts disclosed above include the following:

	Year Ended December 31,
	2007		2006
(in millions, except per share amounts)	Amount	per share	Amount	per share
SEC investigation, restatement and other related expenses	$(5.8)	$(0.16)	$(12.8)	$(0.37)
Transitional rebuilding and remediation costs	(6.4)	(0.18)	(0.8)	(0.02)
Transitional employment costs	(4.0)	(0.11)	(1.9)	(0.06)
NYSE linkage fees not passed to clients	(1.9)	(0.05)	-	-
Euro Millennium pre-operating start-up costs	(4.0)	(0.11)	-	-
Impairment and restructuring charges	(7.9)	(0.22)	-	-
Stock-based compensation	(6.0)	(0.16)	(0.8)	(0.02)
Tax benefit associated with goodwill impairment	0.6	0.02	-	-
Restructuring charge on office closing	-	-	(2.1)	(0.06)
Interest penalty on convertible note for filing delay	-	-	(0.5)	(0.01)

Full year 2007 and full year 2006 results also include income from discontinued operations of $1.1 million and $3.6 million, respectively. The full year 2007 amount reflects an estimate of the earn-out gain associated with the sale of NYFIX Overseas in August 2006, net of related expenses, and an accrual for the estimated cost to resolve a tax contingency associated with historical stock option gains realized by NYFIX Overseas employees. The full year 2006 amount includes a gain recorded on the NYFIX Overseas sale of $4.0 million as well as the 2006 results of operations of NYFIX Overseas through the sale date.

2008 Outlook and Subsequent Events

In 2008 the Company will be focused on growing its Transaction Services and FIX Marketplace™ businesses, and further expanding throughout Europe. As previously reported, NYFIX Millennium®, one of the industry’s leading dark pools of liquidity, reached a new high in volumes during January 2008, matching a total of over 1.2 billion shares. This volume established a new average daily volume high for a month with an ADV of nearly 58 million shares.

The Company expects to leverage the experience gained with NYFIX Millennium in the U.S. and launch Euro Millennium in March 2008. This initiative is well aligned with the Company’s goal of global expansion during a time of rapid regulatory change. The Company expects to incur approximately $2.0 million of costs related to this effort in the first quarter of 2008.

The transitional costs for the rebuilding, remediation and employment initiatives described above were substantially complete by year-end, with approximately $0.6 million of remaining costs expected during the first half of 2008. In addition, the Company expects to incur $0.6 million of remaining employment related restructuring costs related to the Fusion OMS wind-down, which is currently expected to be completed during the second quarter of 2008. Going forward, stock-based compensation expense is expected to be at lower levels than the fourth quarter of 2007 due to shortened initial vesting periods and other awards that were fully vested on issuance. For 2008, stock-based compensation expense is estimated at $3.0 million for the first quarter and approximately $2.0 million per quarter thereafter. These stock-based compensation amounts may vary, however, depending on the fair value of performance awards when the applicable criteria are established and whether such performance awards actually vest.

In January 2008, NYFIX received a $5.0 million advance from its primary carrier under its previous Directors and Officers insurance policy for fees incurred in defense of the SEC investigation into the Company’s historical stock option activity as well as related litigation. As this amount can be recovered in certain circumstances, NYFIX will defer recognition of these proceeds in its operating results until further progress is made in resolving these contingencies. NYFIX is pursuing additional claims from its secondary carriers under its previous insurance policies which have additional limits aggregating $10.0 million.

Investor Conference Call

As previously announced, the Company will host a conference call to discuss its results and business outlook later today at 5:00 PM Eastern. The conference call can be accessed live via telephone by dialing, (866) 225-8754 or for international callers by dialing (480) 629-9562. A replay will be available two hours after the call and can be accessed by dialing (800) 406-7325 or (303) 590-3030 for international callers; the password is 3846539. The replay will be available until March 6, 2008. The call will be webcast live from the Company's website at www.nyfix.com under the investor relations section.

About NYFIX, Inc.

A pioneer in electronic trading solutions, NYFIX continues to transform trading through innovation. The NYFIX Marketplace™ is a global community of trading counterparties utilizing innovative services that optimize the business of trading. NYFIX Millennium® provides the NYFIX Marketplace™ with new methods of accessing liquidity. NYFIX also provides value-added informational and analytical services and powerful tools for measuring execution quality. A trusted business partner to the buy-side and sell-side alike, NYFIX enables ultra low touch, low impact market access and end-to-end transaction processing. For more information, please visit www.nyfix.com.

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYFIX, Inc.'s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYFIX, Inc.’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYFIX, Inc.’s results or future events to differ materially from current expectations include, but are not limited to: the possibility that the Company may record a significant impairment charge relating to its goodwill because the Company is not profitable; the effects of current, pending and future legislation, regulation and regulatory actions; the ability of the Company to achieve and maintain effective internal control over financial reporting in accordance with SEC rules promulgated under Section 404 of the Sarbanes-Oxley Act; the impact of accounting for stock-based compensation and ongoing regulatory investigations, including the possibility of new and significant information subsequently arising which could lead to different determinations and require different accounting treatment; actions and initiatives by both current and future competitors; our ability to accommodate increased levels of trading activity and keep current with market data requirements; and other factors detailed in NYFIX, Inc.’s Annual Report on Form 10-K for 2006, and other periodic reports filed with the U.S. Securities and Exchange Commission. In addition, these statements are based on a number of assumptions that are subject to change. The inclusion of forward-looking statements herein should not be regarded as a representation by NYFIX, Inc. that the forward-looking statements will prove to be correct. In addition, the forward-looking statements included in this press release represent the Company’s views as of February 28, 2008. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to February 28, 2008.

NYFIX, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Revenue:
Subscription and maintenance	$16,815	$17,676	$67,116	$65,801
Transaction	13,582	7,960	52,339	29,609
Product sales and services	254	803	2,247	2,943
Total revenue	30,651	26,439	121,702	98,353

Cost of revenue:
Subscription and maintenance	8,670	8,457	34,381	32,638
Transaction	7,287	4,149	29,916	15,901
Product sales and services	77	459	813	1,824
Total cost of revenue	16,034	13,065	65,110	50,363

Gross profit	14,617	13,374	56,592	47,990

Operating expense:
Selling, general and administrative	27,624	14,662	86,848	49,237
Asset impairment charge	7,596	-	7,596	-
Depreciation and amortization	515	267	1,554	1,185
Restructuring charge	331	-	331	2,056
SEC investigation, restatement and other related expenses	249	3,088	5,846	12,758

Loss from operations	(21,698)	(4,643)	(45,583)	(17,246)

Interest expense	(166)	(394)	(565)	(1,029)
Investment income	815	1,179	4,114	1,894
Other income (expense), net	1	5	(3)	20
Loss from continuing operations before income tax (benefit) provision	(21,048)	(3,853)	(42,037)	(16,361)
Income tax (benefit) provision	(416)	48	(275)	189
Loss from continuing operations	(20,632)	(3,901)	(41,762)	(16,550)
Income from discontinued operations, including gain on sale
of $2,334 and $4,035, respectively	1,105	-	1,105	3,646
Net loss	(19,527)	(3,901)	(40,657)	(12,904)
Accumulated preferred dividends	(1,182)	(1,354)	(5,868)	(1,354)
Beneficial conversion feature on preferred stock	-	(18,139)	-	(18,139)
Loss applicable to common stockholders	$(20,709)	$(23,394)	$(46,525)	$(32,397)

Basic and diluted loss from continuing operations per
common share (net of accumulated preferred dividends)	$(0.60)	$(0.66)	$(1.32)	$(1.06)
Basic and diluted income from discontinued operations
per common share	0.03	-	0.03	0.11

Basic and diluted loss per common share	$(0.57)	$(0.66)	$(1.29)	$(0.95)

Basic and diluted weighted average common shares outstanding	36,601	35,521	36,160	34,035

NYFIX, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31,
	2007	2006
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$75,657	$105,888
Accounts receivable, net	14,609	13,727
Clearing broker assets	483,867	423,153
Prepaid expenses and other current assets	8,588	4,179
Total current assets	582,721	546,947
Property and equipment, net	21,478	14,808
Capitalized software costs, net	5,789	5,900
Goodwill	57,401	58,193
Acquired intangible assets, net	3,708	1,966
Other assets, net	1,745	1,514
Total assets	$672,842	$629,328

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$39,422	$25,133
Clearing broker liabilities	483,600	422,429
Current portion of capital lease obligations	923	1,223
Current portion of long-term debt	-	188
Current portion of other long-term liabilities	1,564	1,235
Deferred revenue	4,648	4,212
Total current liabilities	530,157	454,420
Long-term portion of capital lease obligations	550	461
Long-term debt	9,941	7,412
Other long-term liabilities	2,354	3,662
Total liabilities	543,002	465,955
Commitments and contingencies
Stockholders' equity:
Preferred stock, $1.00 par value; 5,000,000 shares authorized:
Series A, none issued	-	-
Series B Voting Convertible, 1,500,000 shares issued and outstanding; liquidation preference of $77,625 at December 31, 2007	62,092	62,092
Series C Non-Voting Convertible, none issued	-	-
Common stock, $0.001 par value; 100,000,000 and 60,000,000 shares authorized; 37,725,758 and 36,654,986 shares issued, respectively	261,307	256,835
Preferred stock dividend distributable, 525,000 common shares	2,441	-
Accumulated deficit	(182,803)	(139,309)
Treasury stock, 906,826 and 1,133,778 shares, respectively, at cost	(13,194)	(16,224)
Accumulated other comprehensive loss	(3)	(21)
Total stockholders' equity	129,840	163,373
Total liabilities and stockholders' equity	$672,842	$629,328